EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Pathfinder Bancorp, Inc.

Contact: James A. Dowd

President and CEO

(315) 207-8002

jadowd@pathfinderbank.com

OSWEGO, New York (July 22, 2024) – Pathfinder Bancorp, Inc. (NASDAQ: PBHC), the holding company for Pathfinder Bank (“Pathfinder”), announced today that Pathfinder has completed the previously announced purchase and assumption of the East Syracuse, New York branch of Berkshire Bank, the banking subsidiary of Berkshire Hills Bancorp, Inc. In connection with the purchase, Pathfinder assumed approximately $186 million in deposit liabilities and acquired approximately $30 million in loans.

“We are very pleased to have completed this acquisition and the conversion of our new East Syracuse branch, and would like to extend a warm welcome to the East Syracuse customers and employees,” said James A. Dowd, President and Chief Executive Officer of Pathfinder Bancorp, Inc and Pathfinder Bank. “With only a few months from purchase agreement to conversion weekend, I want to acknowledge the planning, coordination, and hard work by many talented individuals throughout our organization, including the six employees at Berkshire’s office who are now officially part of the Pathfinder family. I’m extremely proud of their efforts.”

The conversion occurred over the weekend, and all designated customer accounts are now part of Pathfinder Bank. Beginning today, customers of the East Syracuse branch can enjoy the convenience of banking at 11 additional locations across Onondaga and Oswego counties.

“This acquisition aligns with our corporate strategy of enhancing shareholder value by expanding into attractive markets such as East Syracuse. We are excited to expand our presence and strengthen our ties to the people and businesses of the Central New York region. Our commitment to being relationship-driven, local, and community-focused remains at the heart of who we are.”

Kim Ciarpelli will continue to lead the East Syracuse office, along with the other five staff members, ensuring a seamless transition and continuity of the personal, community-centered service that customers expect.

Pathfinder Bank has a long-standing reputation for community involvement and personalized banking experiences. For more information about the acquisition and Pathfinder Bank's services, please visit pathfinderbank.com.

Pathfinder Bancorp was advised by Janney Montgomery Scott LLC, and Troutman Pepper Hamilton Sanders LLP served as legal counsel in connection with the transaction.

About Pathfinder Bancorp, Inc.

Pathfinder Bancorp, Inc. (NASDAQ: PBHC), a Maryland corporation headquartered in Oswego, New York, is the parent company for Pathfinder Bank. Pathfinder Bank is a $1.45 billion commercial bank chartered by the New York State Department of Financial Services. Pathfinder was founded in 1859 and currently operates 12 full-service offices located in its market areas consisting of Oswego and Onondaga Counties and one limited purpose office in Oneida County. Pathfinder is focused on serving the needs of businesses and community members with high quality products and unsurpassed service. More information about Pathfinder Bancorp, Inc. can be accessed online at www.Pathfinderbank.com. Member FDIC.

Forward-Looking Statement

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may,” and may include statements regarding the branch acquisition, the financial impacts thereof, and Pathfinder’s corporate strategy. These forward-looking statements are based on current beliefs and expectations of Pathfinder’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Pathfinder’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in or implied by the forward-looking statements as a result of numerous factors. For a discussion of such factors, please see Pathfinder's most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov. You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Pathfinder does not undertake any obligation to update forward-looking statements.